OFFICE SPACE AND INFRASTRUCTURE SHARING AGREEEMNT

BY THIS AGREEMENT made and entered into on September 1, 2008 between Kuhns Brothers , Inc. and its affiliates (altogether "KuhnsBros"), herein referred to as Lessor, and Paragon Semitech USA, Inc. ("Paragon"), herein referred to as Lessee, Lessor leases to Lessee shared office space at both 558 Lime Rock Road, Lakeville, Connecticut and 420 Lexington Avenue, Suite 860, New York, NY herein referred to as "Kuhns Bros Office Space", for a term of 1 year, to commence on September 1, 2008.

1. **Rent.** Lessee agrees for the time period commencing September 1, 2008 to pay for the first year to Lessor as rent for the above shared office space including office equipment, reception personnel, infrastructure and supplies, the sum of seven thousand five hundred dollars ($7,500) per month in advance on the 1st day of each calendar month beginning with September 1, 2008 and delivered to KuhnsBros' National Iron Bank Iron Investor account via electronic funds transfer. In subsequent years, the rent will increase at the mutual discretion of the Parties.

2. **Security Deposit.** None required.

3. **Use of Kuhns Bros Office Space.** The Lessee shall have use of the offices, reception personnel, supplies and office equipment in the general course of its profession.

4. **Alterations and Improvements.** The Lessee shall make no alterations or improvements to the KuhnsBros Office Space without written approval of the Lessor.

5. **Damages to the Structure or Furnishings.** Damage to the structure or furnishings caused by the Lessee or its employees, agents, visitors or clients must be promptly repaired by Lessee.

6. **Utility Charges.** Office telephone, internet service and other utilities shall be included in the monthly rental fee.

7. **Assignment and Subletting.** Without prior written consent of the Lessor, Lessee shall not assign this lease, or sublet or grant any concession of license to use the premise or any part thereof.

IN WITNESS WHEREOF, the parties have executed this lease the day and year first written above.

For Lessor: Mary E. Fellows
Kuhns Brothers, Inc.

For Lessee:
Paragon Semitech USA, Inc.

The Farm House 558 Lime Rock Road, Lime Rock, Connecticut 06039
Telephone (860) 435-7000 Facsimile (860) 435-6540